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                                     EXHIBIT 10.6

                              FORM OF PROMISSORY NOTE OF
                             SOVEREIGN CREDIT CORPORATION



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                                PROMISSORY NOTE

$250,000.00                      Dallas, Texas                            , 1996
                                                             -------------

    AS HEREINAFTER STATED, for value received, the undersigned, as Maker, hereby promises to pay on demand to Sovereign Credit Finance I, Inc., as Holder, at 4015 Beltline Road, Building B, Dallas, Texas 75244, or such other place in the State of Texas as Holder may hereafter designate in writing, the entire principal sum of $250,000.00, together with interest at the rate of 10% per annum.

    If at any time fulfillment of any provision hereof shall involve transcending the limit of validity prescribed by law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity and if the Holder shall ever receive as interest or otherwise an amount which would exceed the highest lawful rate, any excessive amount shall be used to reduce the principal.

    If this Note is placed in an attorney's hands for collection, or collected by a suit or through a bankruptcy, or probate, or any other court or proceeding, either before or after maturity, then in any of said events, the Holder hereof shall have the right to recover all attorney's fees, litigation expenses, and collection costs, necessary to recover the sums owed hereunder.

    The Maker of this Note waives all demand, presentment, notice of dishonor, diligence in collection, notice of protest, and notice of acceleration, and agrees to all extensions and partial payments before or after maturity without prejudice to Holder.

    No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                                "Maker":

                                SOVEREIGN CREDIT CORPORATION




                                By:
                                   ---------------------------------
                                    A. Starke Taylor, III, President